Exhibit 3.5

William Francis Galvin Secretary of the Commonwealth One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1) Exact name of corporation:	Cyclerion Therapeutics, Inc.

(2) Registered office address:	155 Federal Street, Suite 700, Boston, MA 02110
(number, street, city or town, state, zip code)

(3) These articles of amendment affect article(s):	Article I
(specify the number(s) of article(s) being amended (I-VI))

(4) Date adopted:	August 26, 2026
(month, day, year)

(5)	Approved by:

(check appropriate box)

☐	the incorporators.

☑	the board of directors without shareholder approval and shareholder approval was not required.

☐	the board of directors and the shareholders in the manner required by law and the articles of organization.

(6)

State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

Article I of the Corporation’s Restated Articles of Organization is amended and restated tin its entirety as follows:

“The exact name of the corporation is:

Korsana Biosciences, Inc.”

To change the number of shares and the par value, *if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE

TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE

TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

(7)

The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified:  Effective at 8:50am ET on September 8, 2026

*	G.L.Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

Signed by:	/s/ Regina Graul	,
(signature of authorized individual)

☐	Chairman of the board of directors,

☑	President,

☐	Other officer,

☐	Court-appointed fiduciary,

on this  3rd           day of  September                ,  2026         .

KORSANA BIOSCIENCES, INC.

221 Crescent Street, Building 23, Suite 105

Waltham, MA 02453

(781) 516-2325

September 3, 2026

Massachusetts Corporations Division

One Ashburton Place

Corporations Division

Boston, MA 02108

Re:	Consent of Use of Similar Name – Korsana Biosciences, Inc.

Dear Sir/Madam,

The undersigned, being an authorized person acting on behalf of Korsana Biosciences, Inc., a Delaware corporation, hereby authorizes and gives consent to a proposed Massachusetts corporation to use the following corporate name:

Korsana Biosciences, Inc.

or any combination thereof in connection with the incorporation or merger of such proposed Massachusetts corporation.

Thank you for your assistance.

[Signature page follows]

KORSANA BIOSCIENCES, INC., a Delaware corporation

By:	/s/ Mark Vignola
Name: Mark Vignola
Title: Chief Financial Officer

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

September 04, 2026 04:42 PM

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth